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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) November 16, 2005

                                DIRECTVIEW, INC.
             (Exact name of registrant as specified in its charter)



              Nevada                    001-11115             04-3053538
-------------------------------    ---------------------     -------------
   (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)              File Number)       Identification No.)


7777 West Camino Real, Suite 200, Boca Raton, Florida       33433
-------------------------------------------------------   ------------
 (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code      561-750-9777
                                                        --------------


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

         [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
               Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06         Material Impairments.

         As a result of a review of our financial statements by the staff of the Securities and Exchange Commission, and after reviewing certain accounting principles we have applied in previously issued financial statements, on November 16, 2005 our Board of Directors determined that the carrying value of a restricted investment in marketable securities, which represents ordinary shares of Langley Park Investments PLC, was impaired at June 30, 2005 and that its carrying value should be reduced. The decision to impair the investment was based upon a decline in the trading price of these shares on the London Stock Exchange which our Board believes is other than temporary. Previously, we had presented this restricted investment in marketable securities at a value of $155,983. After considering the length of time and the extent to which the market value of the restricted investment has been held less its costs and other factors, our Board of Directors determined that the fair value of the restricted investment amounted to $24,866 as of June 30, 2005. Consequently, we are restating our interim financial statements as of June 30, 2005 and for the interim period then ended as described in Item 4.02 below to reflect the reduction in the carrying value of this asset of $131,117. This impairment will have no impact on our future cash expenditures.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review

         As a result the aforementioned review of our financial statements by the staff of the Securities and Exchange Commission, and after reviewing certain accounting principles we have applied in previously issued financial statements, on November 16, 2005 our Board of Directors also determined that our restricted investment in marketable securities, which is the ordinary shares of Langley Park held by us discussed above, should have been classified as an asset. We received these shares in a stock swap with Langley Park. Previously, we presented this restricted investment in marketable securities as an element of our stockholders' deficit. We applied this accounting treatment because these securities were placed in an escrow account to protect Langley Park against decreases in the market price of our common stock during the two-year period during which Langley Park is not permitted to resell our shares it received in the stock swap. Based upon comments on our financial statements which we received from the staff of the Securities and Exchange Commission, we determined to reclassify these securities as an asset.

         Because of the restatements related to the carrying value of the restricted investment in marketable securities and the presentation of these securities as an asset, on November 16, 2005 our Board of Directors determined that our interim financial statements as of June 30, 2005 and for the period then ended as included in our Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on August 17, 2005 could no longer be relied upon.

         The change in presentation of our restricted investment in marketable securities, coupled with the impairment of these securities as disclosed in Item
2.06 above, has the effect of increasing our assets by $11,920 and decreasing our stockholders' deficit by $11,920 as of June 30, 2005. This change in presentation of the restricted investment in marketable securities did not have any impact on our consolidated statement of operations, earnings per share, and consolidated statement of cash flows for the interim periods ended June 30, 2005. The change in carrying value of the restricted investment in marketable securities as a result of the impairment disclosed in Item 2.06 above had the effect of increasing our net loss by $1,283,065 for the three-month and the six-month period ended June 30, 2005, increasing our comprehensive loss by $166,219 for the three-month and the six-month periods ended June 30, 2005, and increasing our loss per share by $.01 for the three-month and six-month periods ended June 30, 2005. The change in carrying value of the restricted investment in marketable securities does not have any net effect on our consolidated statement of cash flows for the interim periods ended June 30, 2005.

         Our President has discussed the matters set forth above with Sherb & Co., LLP, our independent registered public accounting firm.

         We have filed an amendment to our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 to include the restated financial statements.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             DIRECTVIEW, INC.


Date:  November 21, 2005                         By:  /s/ Jeffrey Robbins
                                                   -------------------
                                                  Jeffrey Robbins, President